Exhibit 10.4


                                 AMENDMENT NO. 3

                         Decommissioning Trust Agreement
                                 (PVNGS Unit 3)


     This Amendment No. 3 dated as of March 18, 2002, to the Decommissioning Trust Agreement (PVNGS Unit 3), dated as of July 1, 1991, as amended by Amendment No. 1 thereto dated as of December 1, 1994 and Amendment No. 2 thereto dated as of December 16, 1996 (the "Decommissioning Trust Agreement", terms used herein as therein defined), is entered into between Arizona Public Service Company ("APS") and Mellon Bank, N.A., as Decommissioning Trustee ("Decommissioning Trustee").

                                    RECITALS:

     WHEREAS, the parties hereto wish to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendment.

     (a) The period at the end of clause (iii) in Section 8, paragraph (a) is deleted and ";or" is added in its place and the following subparagraph
          (iv) shall be added to Section 8, paragraph (a):

               "(iv) in any property safekept or settled outside of the United States".

     (b)  The third and fifth sentences of clause (ii) of Paragraph (c) of
          Section 8 shall be restated as follows;

               Upon proper notification from the Investment Manager(s), Decommissioning Trustee shall execute and deliver instruments in accordance with the appropriate trading authorizations; provided that the Trustee shall not follow any direction that would result in assets of the Second Fund being invested in assets other than those investments permitted for a qualified nuclear decommissioning reserve fund under Section 468A of the Code and the regulations thereunder.

               Such notification shall be proper authority for Decommissioning Trustee to pay for portfolio securities purchased against receipt thereof, and to deliver portfolio securities sold against payment therefor, as the case may be.

     (c) Clause (ii) of Paragraph (d) of Section 8 shall be restated as follows:

          (ii) Decommissioning Trustee is required to supervise and review the securities and other assets and investments authorized for purchase by the Investment Managers(s) within two weeks of the end of the calendar month during which such purchase was made to determine that such securities, assets and/or investments are

               Permitted Investments and satisfy the further conditions of this Agreement as set out in Exhibit B. Upon the completion of such review, the Decommissioning Trustee shall promptly notify APS in writing if any securities, assets or investments are not Permitted Investments or fail to satisfy such further conditions.

     (d)  The following shall be added to Section 11:

               Notwithstanding the foregoing, if the Decommissioning Trustee advances cash or securities for any purpose or in the event that the Decommissioning Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held for the Funds or under this Agreement shall be security therefor and the Decommissioning Trustee shall be entitled to collect from the Funds sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets held under this Agreement to the extent necessary to obtain reimbursement. To the extent the Decommissioning Trustee advances funds to the Funds for disbursements or to effect the settlement of purchase transactions, the Decommissioning Trustee shall be entitled to collect from the Funds an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate).

     (e) The second sentence of the fourth paragraph of Section 21 shall be restated as follows:

               Decommissioning Trustee shall promptly advise APS if it has actual knowledge that any of the investments do not constitute Permitted Investments or otherwise satisfy the further conditions of this Agreement.

     (f)  The first sentence of Section 23 shall be restated as follows:

               Decommissioning Trustee shall not be liable for any acts, omissions, or defaults of any agent (other than its officers and employees), provided such agent was selected with reasonable care and the performance and status of such agent is monitored with reasonable care.

     (g) Clause (b) of the second paragraph of Section 23 shall be restated as follows:

               (b) any direct damages and any consequential damages permitted under Section 28 arising from the violation of the restrictions on the investment of Fund assets under this Agreement 1) where the decision to invest Fund assets in such investments was made by the Decommissioning Trustee, or 2) if not made by the Decommissioning Trustee, such damages could have been prevented by the Decommissioning Trust through the exercise of reasonable care in the exercise of its duties hereunder, including but not limited to its duties of supervision and review under Section 8 hereof, and/or

     (h)  The following Section 28 shall be added:

               Section 28: Notwithstanding anything in this Agreement to the contrary, the Decommissioning Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Funds resulting from any event beyond the reasonable control of the Decommissioning Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Funds' property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event. The Decommissioning Trustee shall not be liable for any indirect, consequential, or special damages with respect to its role as Decommissioning Trustee to the extent such damages exceed the Trustee's annual compensation under this Agreement for the previous calendar year. This Section shall survive the termination of this Agreement.

     (i) EXHIBIT B to the Decommissioning Trust Agreement is hereby deleted and replaced in its entirety by EXHIBIT B hereto.

     SECTION 2. Miscellaneous

     (a)  Full Force and Effect.

     Except as expressly provided herein, the Decommissioning Trust Agreement shall remain unchanged and in full force and effect. Each reference in the Decommissioning Trust Agreement and in any exhibit or schedule thereto to "this Agreement," "hereto," "hereof" and terms of similar import shall be deemed to refer to the Decommissioning Trust Agreement as amended hereby.

     (b)  Counterparts/Representations.

     The Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. Each party represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind that Party.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Decommissioning Trust Agreement to be duly executed as of the day and year first above written.


                                        ARIZONA PUBLIC SERVICE COMPANY


                                        By Barbara M. Gomez
                                           -------------------------------------

                                        Title Treasurer
                                              ----------------------------------


                                        MELLON BANK, N.A. as
                                        Decommissioning Trustee


                                        By Robert F. Sass
                                           -------------------------------------

                                        Title Vice President
                                              ----------------------------------

STATE OF ARIZONA                   )
                                   ) ss:
County of Maricopa                 )


     The foregoing instrument was acknowledged before me this 20th day of March, 2002, by Barbara M. Gomez, the Treasurer of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, on behalf of said corporation.


                                        Suzanne W. Debes
                                        ----------------------------------------
                                        Notary Public


My commission expires:

June 20, 2003
----------------------



COMMONWEALTH OF PENNSYLVANIA       )
                                   ) ss:
County of Allegheny                )


     The foregoing instrument was acknowledged before me this 28th day of March, 2002, by Robert F. Sass, a Vice President of Mellon Bank, N.A. a national banking association having trust powers, as Decommissioning Trustee, on behalf of said national banking association.


                                        Julie Ann Mosco
                                        ----------------------------------------
                                        Notary Public


My commission expires:

October 13, 2003
----------------------

                                    EXHIBIT B
                                     UNIT 3

                          PERMITTED INVESTMENTS FOR THE
                 DECOMMISSIONING TRUST FUND AND THE SECOND FUND


     The Second Fund must meet all applicable requirements of the Code, and applicable rules and regulations promulgated by the Internal Revenue Service with respect to a Nuclear Decommissioning Reserve Fund.

     Subject to the foregoing, the Decommissioning Trust Fund and the Second Fund may invest in any of the following:

SECURITIES

     Except as may be constrained elsewhere in these guidelines, the following types of taxable or tax-exempt securities are eligible for investment, including any investment in a common or collective trust fund (including but not limited to, any such fund maintained by the Decommissioning Trustee or any of its affiliates, including but not limited to, the Decommissioning Trustee's Nuclear Decommissioning Trust Equity Index Fund) holding any securities listed in items 1 through 3 below:

     1.   Debt Obligations of

          -    The U.S. Government and its agencies or instrumentalities

          - States, U.S. possessions, District of Columbia, and any agency or political subdivision thereof

          -    Domestic corporations

          -    Municipalities and municipal agencies

     2.   Asset-backed and mortgage-backed securities

     3.   Equities

     4. FDIC Certificates of Deposit, including but not limited to, those of the Decommissioning Trustee or any of its affiliates

     5. Shares of regulated investment companies, including but not limited to, mutual funds, including but not limited to, those for which the Decommissioning Trustee performs advisory management or other services for a fee

     6. Cash equivalent securities, including but not limited to, the Decommissioning Trustee's STIF accounts or those of any of its affiliates

QUALITY

     1. Debt obligations other than U.S. Government and agency securities must have a rating of at least A by both Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S & P") at time of purchase. This limitation shall not apply to securities that have been pre-refunded where a third party trustee holds direct U.S. Government or agency obligations sufficient to pay debt service and the specified call price to a specific call or maturity date.

     2.   Commercial paper must be rated at least A-1 by S&P and P-1 by Moody's.

     3. Certificates of Deposit must be at a bank with a minimum of one billion dollars in assets as of such bank's most recent report of condition.

DIVERSIFICATION

No investment shall represent more than 10% of the aggregate assets held under this Decommissioning Trust Agreement, the Unit 2 Trust Agreement, and the Unit 1 Trust Agreement combined, except for:

     1. Positions in securities issued by the U.S. Government or fully government backed securities or instruments fully pre-refunded where a third party trustee holds direct U.S. Government or agency obligations sufficient to pay debt service and the specified call price to a specific call or maturity date.

     2.   Units of a common or collective trust fund.

Equity securities are limited to 60% of the aggregate assets held under this Decommissioning Trust Agreement, the Unit 2 Trust Agreement, and the Unit 1 Trust Agreement combined.

     Notwithstanding the foregoing, the following restrictions are placed on the investment of the assets of the Funds:

     1. Securities of APS, APS' parent corporation, Pinnacle West Capital Corporation, or its affiliates, are not permitted.

     2. Securities issued by Maricopa County, Arizona Pollution Control Corporation in connection with the financing of certain facilities at the Palo Verde Nuclear Generation Station are not permitted.

     3. Securities issued by or on behalf of any participant in the Palo Verde Nuclear Generating Station are not permitted.

     4. Investments in any bank, savings and loan association, or other financial institution whose deposits are not insured by the Federal Deposit Insurance Corporation or other comparable federal agency are not permitted, except that this restriction does not apply to investments in the Decommissioning Trustee's STIF.

     5. Property that is settled or safekept outside of the United States is not permitted.

     6. The following securities and transactions are explicitly prohibited unless engaged in in the ordinary course by a common or collective trust fund described under the heading "Securities" above:

          (a) put and call options on securities, securities indices and foreign currencies;

          (b) financial futures contracts including bond, bond index, foreign currency futures contracts and options thereon;

          (c) spot and forward currency transactions both to effect securities transactions and to manage currency;

          (d)  private placements;

          (e)  preferred stock;

          (f)  warrants;

          (g)  margin purchases or borrowing money; and

          (h)  short selling or securities lending.